EXHIBIT 99.2

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda

Financial Supplement

Financial Information
as of March 31, 2018

The following financial supplement is provided to assist in your understanding of Arch Capital Group Ltd. (“Arch Capital”) and its subsidiaries (collectively, the “Company”).

This report is for informational purposes only.  It should be read in conjunction with documents filed by Arch Capital with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q.  Please refer to the Company’s website at www.archcapgroup.com for further information describing Arch Capital.

Contacts
Arch Capital Group Ltd.	Investor Relations
Mark D. Lyons: (441) 278-9250	Donald Watson: (914) 872-3616; dwatson@archcapservices.com

Arch Capital Group Ltd. and Subsidiaries
Table of Contents

1

Arch Capital Group Ltd. and Subsidiaries
Basis of Presentation

Basis of Presentation

All financial information contained herein is unaudited, however, certain information relating to the consolidated balance sheet at December 31, 2017 is derived from or agrees to audited financial information. Unless otherwise noted, all data is in thousands, except for share and per share amounts and ratio information.

In March 2014, the Company invested $100.0 million to acquire approximately 11% of Watford Holdings Ltd.’s common equity and a warrant to purchase additional common equity. Watford Holdings Ltd. is the parent of Watford Re Ltd., a multi-line Bermuda reinsurance company (together with Watford Holdings Ltd., “Watford Re”). In accordance with GAAP, Watford is considered a variable interest entity and the Company concluded that it is the primary beneficiary of Watford Re. As such, 100% of the results of Watford Re are included in the Company’s consolidated financial statements. The portion of Watford Re’s earnings owned by third parties is recorded in the consolidated statements of income as ‘amounts attributable to noncontrolling interests.’ In addition, the Company reflects Watford Re’s redeemable preference shares in the mezzanine section of the Company’s consolidated balance sheets as ‘redeemable noncontrolling interests’ because they have redemption features that are not solely within the control of Watford Re.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital and its subsidiaries may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve the Company’s ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; the Company’s ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage gross and net exposures; the failure of others to meet their obligations to the Company; and other factors identified in the Company’s filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

2

Arch Capital Group Ltd. and Subsidiaries
Financial Highlights

The following table presents financial highlights (1):

(U.S. Dollars in thousands, except share data)	Three Months Ended
	March 31,
	2018	2017	Change
Underwriting results:
Gross premiums written	$1,721,605	$1,606,686	7.2%
Net premiums written	1,232,992	1,132,574	8.9%
Net premiums earned	1,098,151	995,020	10.4%
Underwriting income (2)	237,557	214,367	10.8%

Loss ratio	49.1%	46.9%	2.2
Acquisition expense ratio	14.6%	15.1%	(0.5)
Other operating expense ratio	15.1%	16.8%	(1.7)
Combined ratio	78.8%	78.8%	—

Net investment income	$100,243	$95,812	4.6%
Per diluted share	$0.72	$0.69	4.3%

Net income available to Arch common shareholders	$137,276	$241,909	(43.3)%
Per diluted share	$0.99	$1.74	(43.1)%

After-tax operating income available to Arch common shareholders (2)	$235,143	$197,965	18.8%
Per diluted share	$1.69	$1.42	19.0%

Comprehensive income available to Arch	$48,162	$351,991	(86.3)%

Net cash provided by operating activities	$370,291	$121,734	204.2%

Weighted average common shares and common share equivalents outstanding - diluted	139,297,934	139,047,672	0.2%

Financial measures:
Change in book value per common share during period	0.5%	4.5%	(4.0)

Annualized return on average common equity	6.6%	12.6%	(6.0)
Annualized operating return on average common equity (2)	11.3%	10.3%	1.0

Total return on investments (3)
Including effects of foreign exchange	(0.32)%	1.70%	-202 bps
Excluding effects of foreign exchange	(0.40)%	1.64%	-204 bps

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)
See ‘Comments on Regulation G’ for a further discussion of consolidated underwriting income or loss, after-tax operating income or loss available to Arch common shareholders and annualized operating return on average common equity.

(3)
Total return on investments includes net investment income, equity in net income (loss) of investment funds accounted for using the equity method, net realized gains and losses and the change in unrealized gains and losses generated by the Company’s investment portfolio. Total return is calculated on a pre-tax basis and before investment expenses.

3

Arch Capital Group Ltd. and Subsidiaries
Consolidated Statements of Income

(U.S. Dollars in thousands, except share data)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Revenues
Net premiums written	$1,412,544	$1,111,015	$1,325,403	$1,248,695	$1,276,260
Change in unearned premiums	(177,645)	113,740	(63,517)	(7,821)	(159,243)
Net premiums earned	1,234,899	1,224,755	1,261,886	1,240,874	1,117,017
Net investment income	126,724	125,415	116,459	111,124	117,874
Net realized gains (losses)	(110,998)	26,978	66,275	21,735	34,153
Net impairment losses recognized in earnings	(162)	(1,723)	(1,878)	(1,730)	(1,807)
Other underwriting income	5,349	14,734	6,064	4,822	4,633
Equity in net income (loss) of investment funds accounted for using the equity method	28,069	30,402	31,090	32,706	48,088
Other income (loss)	74	547	(342)	(1,994)	(782)
Total revenues	1,283,955	1,421,108	1,479,554	1,407,537	1,319,176

Expenses
Losses and loss adjustment expenses	(636,860)	(678,875)	(1,046,141)	(689,860)	(552,570)
Acquisition expenses	(191,376)	(208,879)	(193,854)	(190,436)	(182,289)
Other operating expenses	(175,015)	(169,624)	(170,127)	(169,981)	(174,719)
Corporate expenses	(15,312)	(13,986)	(17,098)	(24,876)	(27,792)
Amortization of intangible assets	(26,736)	(31,836)	(31,824)	(30,824)	(31,294)
Interest expense	(30,636)	(30,496)	(29,510)	(28,749)	(28,676)
Net foreign exchange losses	(19,721)	(28,807)	(28,028)	(39,543)	(19,404)
Total expenses	(1,095,656)	(1,162,503)	(1,516,582)	(1,174,269)	(1,016,744)

Income (loss) before income taxes	188,299	258,605	(37,028)	233,268	302,432
Income tax expense	(21,915)	(56,813)	(8,189)	(34,169)	(28,397)
Net income (loss)	166,384	201,792	(45,217)	199,099	274,035
Net (income) loss attributable to noncontrolling interests	(15,961)	12,848	11,561	(13,932)	(20,908)
Net income (loss) attributable to Arch	150,423	214,640	(33,656)	185,167	253,127
Preferred dividends	(10,437)	(11,105)	(12,369)	(11,349)	(11,218)
Loss on redemption of preferred shares	(2,710)	—	(6,735)	—	—
Net income (loss) available to Arch common shareholders	$137,276	$203,535	$(52,760)	$173,818	$241,909

Comprehensive income available to Arch	$48,162	$203,002	$17,585	$279,285	$351,991

Net income (loss) per common share and common share equivalent
Basic	$1.01	$1.50	$(0.39)	$1.29	$1.80
Diluted (1)	$0.99	$1.46	$(0.39)	$1.25	$1.74

Weighted average common shares and common share equivalents outstanding
Basic	135,846,576	135,426,916	134,885,451	134,486,664	134,034,927
Diluted (1)	139,297,934	139,578,630	134,885,451	139,244,646	139,047,672

(1)
Due to the net loss recorded in the 2017 third quarter, diluted weighted average common shares and common share equivalents outstanding for such period do not include the effect of dilutive securities since the inclusion of such securities is anti-dilutive to per share results.

4

Arch Capital Group Ltd. and Subsidiaries
Consolidated Balance Sheets

(U.S. Dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Assets
Investments:
Fixed maturities available for sale, at fair value	$14,348,941	$13,876,003	$13,792,903	$13,671,011	$13,745,932
Short-term investments available for sale, at fair value	967,389	1,469,042	1,646,036	914,356	803,619
Collateral received under securities lending, at fair value	367,043	476,615	543,252	627,843	538,361
Equity securities, at fair value	543,650	495,804	477,143	461,017	428,594
Other investments available for sale, at fair value	—	264,989	260,339	248,661	228,437
Investments accounted for using the fair value option	4,119,139	4,216,237	4,249,634	3,827,408	3,648,120
Investments accounted for using the equity method	1,394,548	1,041,322	962,574	948,856	861,607
Total investments	21,740,710	21,840,012	21,931,881	20,699,152	20,254,670
Cash	680,891	606,199	862,361	740,320	703,754
Accrued investment income	106,114	113,133	101,104	108,562	104,168
Securities pledged under securities lending, at fair value	358,152	464,917	528,212	610,121	525,569
Premiums receivable	1,375,080	1,135,249	1,269,678	1,314,564	1,254,048
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	2,510,119	2,540,143	2,506,015	2,155,107	2,133,148
Contractholder receivables	2,002,469	1,978,414	1,864,348	1,826,966	1,766,340
Ceded unearned premiums	996,772	926,611	947,135	961,330	941,923
Deferred acquisition costs	596,264	535,824	531,196	506,748	487,925
Receivable for securities sold	217,224	205,536	385,952	212,512	239,678
Goodwill and intangible assets	626,004	652,611	684,405	712,975	750,315
Other assets	922,156	1,053,009	1,012,510	1,014,282	930,688
Total assets	$32,131,955	$32,051,658	$32,624,797	$30,862,639	$30,092,226

Liabilities
Reserve for losses and loss adjustment expenses	$11,496,205	$11,383,792	$11,351,267	$10,520,511	$10,296,821
Unearned premiums	3,885,297	3,622,314	3,751,550	3,679,651	3,631,259
Reinsurance balances payable	379,728	323,496	352,006	361,000	321,285
Contractholder payables	2,002,469	1,978,414	1,864,348	1,826,966	1,766,340
Collateral held for insured obligations	253,709	240,183	345,726	338,737	327,161
Senior notes	1,733,043	1,732,884	1,732,726	1,732,570	1,732,410
Revolving credit agreement borrowings	755,294	816,132	826,242	686,452	734,961
Securities lending payable	367,034	476,605	543,243	627,852	538,353
Payable for securities purchased	282,731	449,186	1,091,464	458,722	389,649
Other liabilities	765,948	782,717	788,354	648,099	674,313
Total liabilities	21,921,458	21,805,723	22,646,926	20,880,560	20,412,552

Redeemable noncontrolling interests	206,013	205,922	205,829	205,736	205,644

Shareholders’ equity
Non-cumulative preferred shares	780,000	872,555	772,555	772,555	772,555
Convertible non-voting common equivalent preferred shares	—	489,627	489,627	489,627	1,101,304
Common shares	630	611	610	609	583
Additional paid-in capital	1,737,978	1,230,617	1,212,960	1,196,884	548,053
Retained earnings	8,849,959	8,562,889	8,359,354	8,412,114	8,238,296
Accumulated other comprehensive income (loss), net of deferred income tax	(134,009)	118,044	129,682	78,441	(15,677)
Common shares held in treasury, at cost	(2,084,186)	(2,077,741)	(2,053,644)	(2,051,343)	(2,039,270)
Total shareholders’ equity available to Arch	9,150,372	9,196,602	8,911,144	8,898,887	8,605,844
Non-redeemable noncontrolling interests	854,112	843,411	860,898	877,456	868,186
Total shareholders’ equity	10,004,484	10,040,013	9,772,042	9,776,343	9,474,030
Total liabilities, noncontrolling interests and shareholders’ equity	$32,131,955	$32,051,658	$32,624,797	$30,862,639	$30,092,226

Common shares and common share equivalents outstanding, net of treasury shares	136,682,422	136,652,139	136,540,573	136,354,159	135,790,306
Book value per common share (1)	$61.24	$60.91	$59.61	$59.60	$57.69

(1)	Excludes the effects of stock options and restricted stock units outstanding.

5

Arch Capital Group Ltd. and Subsidiaries
Consolidated Statements of Changes in Shareholders’ Equity

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Non-cumulative preferred shares
Balance at beginning of period	$872,555	$772,555	$772,555	$772,555	$772,555
Preferred shares issued	—	100,000	230,000	—	—
Preferred shares redeemed	(92,555)	—	(230,000)	—	—
Balance at end of period	$780,000	$872,555	$772,555	$772,555	$772,555

Convertible non-voting common equivalent preferred shares
Balance at beginning of period	489,627	489,627	489,627	1,101,304	1,101,304
Preferred shares converted to common shares	(489,627)	—	—	(611,677)	—
Balance at end of period	—	489,627	489,627	489,627	1,101,304

Common shares
Balance at beginning of period	611	610	609	583	582
Common shares issued, net	19	1	1	26	1
Balance at end of period	630	611	610	609	583

Additional paid-in capital
Balance at beginning of period	1,230,617	1,212,960	1,196,884	548,053	531,687
Preferred shares converted to common shares	489,608	—	—	611,653	—
Issue costs on preferred shares	—	(2,360)	(7,946)	—	—
Reversal of original issue costs on redeemed preferred shares	2,710	—	6,735	—	—
All other	15,043	20,017	17,287	37,178	16,366
Balance at end of period	1,737,978	1,230,617	1,212,960	1,196,884	548,053

Retained earnings
Balance at beginning of period	8,562,889	8,359,354	8,412,114	8,238,296	7,996,701
Cumulative effect of an accounting change (1)	149,794	—	—	—	(314)
Balance at beginning of period, as adjusted	8,712,683	8,359,354	8,412,114	8,238,296	7,996,387
Net income (loss)	166,384	201,792	(45,217)	199,099	274,035
Amounts attributable to noncontrolling interests	(15,961)	12,848	11,561	(13,932)	(20,908)
Preferred share dividends	(10,437)	(11,105)	(12,369)	(11,349)	(11,218)
Loss on redemption of preferred shares	(2,710)	—	(6,735)	—	—
Balance at end of period	8,849,959	8,562,889	8,359,354	8,412,114	8,238,296

Accumulated other comprehensive income (loss)
Balance at beginning of period	118,044	129,682	78,441	(15,677)	(114,541)
Cumulative effect adjustment of an accounting change (1)	(149,794)	—	—	—	—
Change in unrealized appreciation (decline) in value of available-for-sale investments, net of deferred income tax	(103,844)	(29,002)	42,550	75,745	95,748
Change in foreign currency translation adjustments	1,585	17,364	8,691	18,373	3,116
Balance at end of period	(134,009)	118,044	129,682	78,441	(15,677)

Common shares held in treasury, at cost
Balance at beginning of period	(2,077,741)	(2,053,644)	(2,051,343)	(2,039,270)	(2,034,570)
Shares repurchased for treasury	(6,445)	(24,097)	(2,301)	(12,073)	(4,700)
Balance at end of period	(2,084,186)	(2,077,741)	(2,053,644)	(2,051,343)	(2,039,270)

Total shareholders’ equity available to Arch	9,150,372	9,196,602	8,911,144	8,898,887	8,605,844
Non-redeemable noncontrolling interests	854,112	843,411	860,898	877,456	868,186
Total shareholders’ equity	$10,004,484	$10,040,013	$9,772,042	$9,776,343	$9,474,030

(1) Adoption of accounting guidance related to equity instruments in the 2018 first quarter.

6

Arch Capital Group Ltd. and Subsidiaries
Consolidated Statements of Cash Flows

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Operating Activities
Net income (loss)	$166,384	$201,792	$(45,217)	$199,099	$274,035
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized (gains) losses	101,995	(32,573)	(66,959)	(34,130)	(40,855)
Net impairment losses included in earnings	162	1,723	1,878	1,730	1,807
Equity in net income or loss of investment funds accounted for using the equity method and other income or loss	(19,383)	(15,756)	(16,255)	(11,388)	(36,141)
Amortization of intangible assets	26,736	31,836	31,824	30,824	31,294
Share-based compensation	14,664	9,490	15,569	27,082	15,657
Changes in:
Reserve for losses and loss adjustment expenses, net	86,319	11,882	422,310	127,315	53,027
Unearned premiums, net	177,645	(113,740)	63,517	7,821	159,243
Premiums receivable	(233,772)	135,738	55,355	(46,148)	(176,350)
Deferred acquisition costs	(30,347)	(4,747)	(20,078)	(11,825)	(41,728)
Reinsurance balances payable	53,634	(28,999)	(12,584)	29,998	20,114
Other items, net	56,143	(162,477)	97,814	29,499	(76,445)
Net cash provided by operating activities	400,180	34,169	527,174	349,877	183,658
Investing Activities
Purchases of fixed maturity investments	(9,681,267)	(8,727,784)	(8,179,803)	(9,422,408)	(10,476,918)
Purchases of equity securities	(377,000)	(353,881)	(266,980)	(256,322)	(143,833)
Purchases of other investments	(522,454)	(614,096)	(522,824)	(456,665)	(427,039)
Proceeds from sales of fixed maturity investments	8,679,147	8,057,305	8,017,794	9,224,934	10,386,746
Proceeds from sales of equity securities	291,311	304,528	278,809	219,717	253,347
Proceeds from sales, redemptions and maturities of other investments	436,566	590,036	324,087	296,976	317,518
Proceeds from redemptions and maturities of fixed maturity investments	287,031	159,796	299,680	273,223	174,718
Net settlements of derivative instruments	36,070	(7,611)	(14,968)	(2,063)	(3,921)
Net (purchases) sales of short-term investments	595,318	230,099	(519,450)	(47,352)	(397,851)
Change in cash collateral related to securities lending	161,567	(136,152)	(27,001)	(5,253)	180,946
Acquisitions, net of cash	—	—	(27,709)	—	—
Purchases of fixed assets	(4,240)	(5,979)	(5,759)	(5,909)	(5,194)
Other	40,037	24,495	60,601	10,420	23,068
Net cash provided by (used for) investing activities	(57,914)	(479,244)	(583,523)	(170,702)	(118,413)
Financing Activities
Proceeds from issuance of preferred shares, net	—	97,640	222,054	—	—
Redemption of preferred shares	(92,555)	—	(230,000)	—	—
Purchases of common shares under share repurchase program	(3,299)	—	—	—	—
Proceeds from common shares issued, net	(2,779)	(13,564)	(646)	(2,848)	(3,990)
Proceeds from borrowings	39,585	14,500	238,915	—	—
Repayments of borrowings	(101,000)	(25,000)	(100,000)	(50,000)	(22,000)
Change in cash collateral related to securities lending	(161,567)	136,152	27,001	5,253	(180,946)
Dividends paid to redeemable noncontrolling interests	(4,497)	(4,498)	(4,497)	(4,497)	(4,497)
Other	(2,356)	(2,616)	(7,582)	(36,680)	(5,018)
Preferred dividends paid	(10,437)	(11,105)	(12,369)	(11,349)	(11,218)
Net cash provided by (used for) financing activities	(338,905)	191,509	132,876	(100,121)	(227,669)
Effects of exchange rate changes on foreign currency cash and restricted cash	1,611	236	8,272	6,998	2,618
Increase (decrease) in cash and restricted cash	4,972	(253,330)	84,799	86,052	(159,806)
Cash and restricted cash, beginning of period	727,284	980,614	895,815	809,763	969,569
Cash and restricted cash, end of period	$732,256	$727,284	$980,614	$895,815	$809,763

Income taxes paid (received)	$(49,857)	$3,874	$43,972	$3,224	$711
Interest paid	$7,861	$52,761	$6,578	$52,206	$5,829

Net cash provided by operating activities, excluding the ‘other’ segment	$370,261	$30,190	$440,028	$278,021	$121,734

7

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Overview

The Company classifies its businesses into three underwriting segments — insurance, reinsurance and mortgage — and two other operating segments — ‘other’ and corporate (non-underwriting). The Company’s Insurance, Reinsurance and Mortgage segments each have managers who are responsible for the overall profitability of their respective segments and who are directly accountable to the Company’s chief operating decision makers, the President and Chief Executive Officer of ACGL and the Chief Financial Officer of ACGL. The chief operating decision makers do not assess performance, measure return on equity or make resource allocation decisions on a line of business basis. Management measures segment performance for its three core underwriting segments based on underwriting income or loss. The Company does not manage its assets by underwriting segment and, accordingly, investment income is not allocated to each underwriting segment.

The Company determined its reportable operating segments using the management approach described in accounting guidance regarding disclosures about segments of an enterprise and related information. The accounting policies of the segments are the same as those used for the preparation of the Company’s consolidated financial statements. Intersegment business is allocated to the segment accountable for the underwriting results.

Insurance Segment

The insurance segment consists of the Company’s insurance underwriting units which offer specialty product lines on a worldwide basis. Product lines include:

•
Construction and national accounts: primary and excess casualty coverages to middle and large accounts in the construction industry and a wide range of products for middle and large national accounts, specializing in loss sensitive primary casualty insurance programs (including large deductible, self-insured retention and retrospectively rated programs).

•
Excess and surplus casualty: primary and excess casualty insurance coverages, including middle market energy business, and contract binding, which primarily provides casualty coverage through a network of appointed agents to small and medium risks.

•
Lenders products: collateral protection, debt cancellation and service contract reimbursement products to banks, credit unions, automotive dealerships and original equipment manufacturers and other specialty programs that pertain to automotive lending and leasing.

•
Professional lines: directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity and other financial related coverages for corporate, private equity, venture capital, real estate investment trust, limited partnership, financial institution and not-for-profit clients of all sizes and medical professional and general liability insurance coverages for the healthcare industry. The business is predominately written on a claims-made basis.

•
Programs: primarily package policies, underwriting workers’ compensation and umbrella liability business in support of desirable package programs, targeting program managers with unique expertise and niche products offering general liability, commercial automobile, inland marine and property business with minimal catastrophe exposure.

•
Property, energy, marine and aviation: primary and excess general property insurance coverages, including catastrophe-exposed property coverage, for commercial clients. Coverages for marine include hull, war, specie and liability. Aviation and stand alone terrorism are also offered.

•
Travel, accident and health: specialty travel and accident and related insurance products for individual, group travelers, travel agents and suppliers, as well as accident and health, which provides accident, disability and medical plan insurance coverages for employer groups, medical plan members, students and other participant groups.

•
Other: includes alternative market risks (including captive insurance programs), excess workers’ compensation and employer’s liability insurance coverages for qualified self-insured groups, associations and trusts, and contract and commercial surety coverages, including contract bonds (payment and performance bonds) primarily for medium and large contractors and commercial surety bonds for Fortune 1,000 companies and smaller transaction business programs.

8

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Overview

Reinsurance Segment
The reinsurance segment consists of the Company’s reinsurance underwriting units which offer specialty product lines on a worldwide basis. Product lines include:

•
Casualty: provides coverage to ceding company clients on third party liability and workers’ compensation exposures from ceding company clients, primarily on a treaty basis. Exposures include, among others, executive assurance, professional liability, workers’ compensation, excess and umbrella liability, excess motor and healthcare business.

•
Marine and aviation: provides coverage for energy, hull, cargo, specie, liability and transit, and aviation business, including airline and general aviation risks. Business written may also include space business, which includes coverages for satellite assembly, launch and operation for commercial space programs.

•
Other specialty: provides coverage to ceding company clients for proportional motor and other lines including surety, accident and health, workers’ compensation catastrophe, agriculture, trade credit and political risk.

•
Property catastrophe: provides protection for most catastrophic losses that are covered in the underlying policies written by reinsureds, including hurricane, earthquake, flood, tornado, hail and fire, and coverage for other perils on a case-by-case basis. Property catastrophe reinsurance provides coverage on an excess of loss basis when aggregate losses and loss adjustment expense from a single occurrence of a covered peril exceed the retention specified in the contract.

•
Property excluding property catastrophe: provides coverage for both personal lines and commercial property exposures and principally covers buildings, structures, equipment and contents. The primary perils in this business include fire, explosion, collapse, riot, vandalism, wind, tornado, flood and earthquake. Business is assumed on both a proportional and excess of loss basis. In addition, facultative business is written which focuses on commercial property risks on an excess of loss basis.

•
Other. includes life reinsurance business on both a proportional and non-proportional basis, casualty clash business and, in limited instances, non-traditional business which is intended to provide insurers with risk management solutions that complement traditional reinsurance.

Mortgage Segment

The mortgage segment includes the Company’s U.S. and international mortgage insurance and reinsurance operations as well as government sponsored enterprise (“GSE”) credit-risk sharing transactions. Arch Mortgage Insurance Company and United Guaranty Residential Insurance Company (combined “Arch MI U.S.”) are approved as eligible mortgage insurers by Fannie Mae and Freddie Mac.

Corporate (Non-Underwriting) Segment

The corporate (non-underwriting) segment results include net investment income, other income (loss), corporate expenses, UGC transaction costs and other, amortization of intangible assets, interest expense, items related to the Company’s non-cumulative preferred shares, net realized gains or losses, net impairment losses included in earnings, equity in net income or loss of investment funds accounted for using the equity method, net foreign exchange gains or losses and income taxes. Such amounts exclude the results of the ‘other’ segment.

Other Segment

The ‘other’ segment includes the results of Watford Holdings Ltd. and its subsidiary Watford Re Ltd., a multi-line Bermuda reinsurance company, which was launched in March 2014. Subsidiaries of the Company act as Watford Re’s reinsurance and insurance underwriting managers while HPS Investment Partners, LLC manages Watford Re’s non-investment grade credit portfolios and the Company manages Watford Re’s investment grade portfolios, all under long term services agreements. Pursuant to generally accepted accounting principles, Watford Re is considered a variable interest entity and the Company concluded that it is the primary beneficiary of Watford Re. As such, the Company consolidates the results of Watford Re in its consolidated financial statements, although it only owns approximately 11% of Watford Re’s common equity. Watford Re has its own management and board of directors that is responsible for its overall profitability. The portion of Watford’s earnings attributable to third party investors is recorded in the consolidated statements of income as ‘amounts attributable to noncontrolling interests.’ Management measures segment performance for the ‘other’ segment based on net income or loss.

9

Arch Capital Group Ltd. and Subsidiaries
Segment Information

(U.S. Dollars in thousands)	Three Months Ended
	March 31, 2018
	Insurance	Reinsurance	Mortgage	Sub-total (Core)	Other	Total
Gross premiums written (1)	$823,378	$577,483	$321,178	$1,721,605	$213,870	$1,838,214
Premiums ceded	(247,180)	(195,730)	(46,137)	(488,613)	(34,318)	(425,670)
Net premiums written	576,198	381,753	275,041	1,232,992	179,552	1,412,544
Change in unearned premiums	(37,461)	(102,581)	5,201	(134,841)	(42,804)	(177,645)
Net premiums earned	538,737	279,172	280,242	1,098,151	136,748	1,234,899
Other underwriting income (loss)	—	1,232	3,416	4,648	701	5,349
Losses and loss adjustment expenses	(353,730)	(141,675)	(43,466)	(538,871)	(97,989)	(636,860)
Acquisition expenses	(85,169)	(48,319)	(26,567)	(160,055)	(31,321)	(191,376)
Other operating expenses	(91,974)	(35,571)	(38,771)	(166,316)	(8,699)	(175,015)
Underwriting income (loss)	$7,864	$54,839	$174,854	237,557	(560)	236,997

Net investment income				100,243	26,481	126,724
Net realized gains (losses)				(111,859)	861	(110,998)
Net impairment losses recognized in earnings				(162)	—	(162)
Equity in net income (loss) of investment funds accounted for using the equity method				28,069	—	28,069
Other income (loss)				74	—	74
Corporate expenses (2)				(14,482)	—	(14,482)
UGC transaction costs and other (2)				(830)	—	(830)
Amortization of intangible assets				(26,736)	—	(26,736)
Interest expense				(25,907)	(4,729)	(30,636)
Net foreign exchange gains (losses)				(15,039)	(4,682)	(19,721)
Income before income taxes				170,928	17,371	188,299
Income tax expense				(21,912)	(3)	(21,915)
Net income				149,016	17,368	166,384
Dividends attributable to redeemable noncontrolling interests				—	(4,585)	(4,585)
Amounts attributable to nonredeemable noncontrolling interests				—	(11,376)	(11,376)
Net income available to Arch				149,016	1,407	150,423
Preferred dividends				(10,437)	—	(10,437)
Loss on redemption of preferred shares				(2,710)	—	(2,710)
Net income available to Arch common shareholders				$135,869	$1,407	$137,276

Underwriting Ratios
Loss ratio	65.7%	50.7%	15.5%	49.1%	71.7%	51.6%
Acquisition expense ratio	15.8%	17.3%	9.5%	14.6%	22.9%	15.5%
Other operating expense ratio	17.1%	12.7%	13.8%	15.1%	6.4%	14.2%
Combined ratio	98.6%	80.7%	38.8%	78.8%	101.0%	81.3%

Net premiums written to gross premiums written	70.0%	66.1%	85.6%	71.6%	84.0%	76.8%

Total investable assets				$19,790,798	$2,493,295	$22,284,093
Total assets				28,980,926	3,151,029	32,131,955
Total liabilities				19,951,052	1,970,406	21,921,458

(1)
Certain amounts included in the gross premiums written of each segment are related to intersegment transactions and are included in the gross premiums written of each segment. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.

(2)	Certain expenses have been excluded from ‘corporate expenses’ and reflected in ‘UGC transaction costs and other.’ See ‘Comments on Regulation G’ for a further discussion of such items.

10

Arch Capital Group Ltd. and Subsidiaries
Segment Information

(U.S. Dollars in thousands)	Three Months Ended
	March 31, 2017
	Insurance	Reinsurance	Mortgage	Sub-total (Core)	Other	Total
Gross premiums written (1)	$782,281	$475,782	$348,623	$1,606,686	$154,120	$1,657,990
Premiums ceded	(234,095)	(166,092)	(73,925)	(474,112)	(10,434)	(381,730)
Net premiums written	548,186	309,690	274,698	1,132,574	143,686	1,276,260
Change in unearned premiums	(42,540)	(64,839)	(30,175)	(137,554)	(21,689)	(159,243)
Net premiums earned	505,646	244,851	244,523	995,020	121,997	1,117,017
Other underwriting income (loss)	—	(306)	4,123	3,817	816	4,633
Losses and loss adjustment expenses	(332,641)	(105,454)	(29,065)	(467,160)	(85,410)	(552,570)
Acquisition expenses	(74,868)	(46,147)	(28,766)	(149,781)	(32,508)	(182,289)
Other operating expenses	(88,126)	(37,533)	(41,870)	(167,529)	(7,190)	(174,719)
Underwriting income (loss)	$10,011	$55,411	$148,945	214,367	(2,295)	212,072

Net investment income				95,812	22,062	117,874
Net realized gains (losses)				28,512	5,641	34,153
Net impairment losses recognized in earnings				(1,807)	—	(1,807)
Equity in net income (loss) of investment funds accounted for using the equity method				48,088	—	48,088
Other income (loss)				(782)	—	(782)
Corporate expenses (2)				(12,208)	—	(12,208)
UGC transaction costs and other (2)				(15,584)	—	(15,584)
Amortization of intangible assets				(31,294)	—	(31,294)
Interest expense				(25,756)	(2,920)	(28,676)
Net foreign exchange gains (losses)				(19,845)	441	(19,404)
Income before income taxes				279,503	22,929	302,432
Income tax expense				(28,397)	—	(28,397)
Net income				251,106	22,929	274,035
Dividends attributable to redeemable noncontrolling interests				—	(4,584)	(4,584)
Amounts attributable to nonredeemable noncontrolling interests				—	(16,324)	(16,324)
Net income available to Arch				251,106	2,021	253,127
Preferred dividends				(11,218)	—	(11,218)
Net income available to Arch common shareholders				$239,888	$2,021	$241,909

Underwriting Ratios
Loss ratio	65.8%	43.1%	11.9%	46.9%	70.0%	49.5%
Acquisition expense ratio	14.8%	18.8%	11.8%	15.1%	26.6%	16.3%
Other operating expense ratio	17.4%	15.3%	17.1%	16.8%	5.9%	15.6%
Combined ratio	98.0%	77.2%	40.8%	78.8%	102.5%	81.4%

Net premiums written to gross premiums written	70.1%	65.1%	78.8%	70.5%	93.2%	77.0%

Total investable assets				$18,833,609	$1,902,622	$20,736,231
Total assets				27,578,759	2,513,467	30,092,226
Total liabilities				19,095,154	1,317,398	20,412,552

(1)
Certain amounts included in the gross premiums written of each segment are related to intersegment transactions and are included in the gross premiums written of each segment. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.

(2)	Certain expenses have been excluded from ‘corporate expenses’ and reflected in ‘UGC transaction costs and other.’ See ‘Comments on Regulation G’ for a further discussion of such items.

11

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Insurance Segment

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Gross premiums written	$823,378	$767,456	$787,447	$743,902	$782,281
Premiums ceded	(247,180)	(254,589)	(222,516)	(247,446)	(234,095)
Net premiums written	576,198	512,867	564,931	496,456	548,186
Change in unearned premiums	(37,461)	41,766	(29,766)	21,118	(42,540)
Net premiums earned	538,737	554,633	535,165	517,574	505,646
Losses and loss adjustment expenses	(353,730)	(370,069)	(568,795)	(350,939)	(332,641)
Acquisition expenses	(85,169)	(87,261)	(82,638)	(78,872)	(74,868)
Other operating expenses	(91,974)	(88,256)	(90,875)	(92,267)	(88,126)
Underwriting income (loss)	$7,864	$9,047	$(207,143)	$(4,504)	$10,011

Underwriting Ratios
Loss ratio	65.7%	66.7%	106.3%	67.8%	65.8%
Acquisition expense ratio	15.8%	15.7%	15.4%	15.2%	14.8%
Other operating expense ratio	17.1%	15.9%	17.0%	17.8%	17.4%
Combined ratio	98.6%	98.3%	138.7%	100.8%	98.0%

Catastrophic activity and prior year development:
Current accident year catastrophic events, net of
reinsurance and reinstatement premiums	0.2%	(1.3)%	40.1%	1.6%	0.5%
Net (favorable) adverse development in prior year loss
reserves, net of related adjustments	(0.3)%	(0.1)%	(0.3)%	(0.2)%	(0.3)%
Combined ratio excluding catastrophic activity and prior year development (1)	98.7%	99.7%	98.9%	99.4%	97.8%

Net premiums written to gross premiums written	70.0%	66.8%	71.7%	66.7%	70.1%

(1)	See ‘Comments on Regulation G’ for further discussion.

12

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Insurance Segment

(U.S. Dollars in thousands)	Three Months Ended
	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017
Net premiums written
Professional lines (1)	$119,789	20.8%	$112,987	22.0%	$120,509	21.3%	$110,784	22.3%	$108,468	19.8%
Construction and national accounts	98,428	17.1%	88,144	17.2%	66,053	11.7%	73,474	14.8%	99,977	18.2%
Programs	96,556	16.8%	83,428	16.3%	109,805	19.4%	93,428	18.8%	99,957	18.2%
Travel, accident and health	80,524	14.0%	58,134	11.3%	71,386	12.6%	52,690	10.6%	65,528	12.0%
Excess and surplus casualty (2)	41,922	7.3%	44,604	8.7%	43,853	7.8%	45,222	9.1%	45,832	8.4%
Property, energy, marine and aviation	52,127	9.0%	37,709	7.4%	48,396	8.6%	46,031	9.3%	40,104	7.3%
Lenders products	21,984	3.8%	24,971	4.9%	25,732	4.6%	21,459	4.3%	24,705	4.5%
Other (3)	64,868	11.3%	62,890	12.3%	79,197	14.0%	53,368	10.7%	63,615	11.6%
Total	$576,198	100.0%	$512,867	100.0%	$564,931	100.0%	$496,456	100.0%	$548,186	100.0%

Client location
United States	$456,759	79.3%	$417,731	81.5%	$456,713	80.8%	$413,537	83.3%	$456,579	83.3%
Europe	75,306	13.1%	44,737	8.7%	43,984	7.8%	40,591	8.2%	56,053	10.2%
Asia and Pacific	21,500	3.7%	28,510	5.6%	33,406	5.9%	19,171	3.9%	18,975	3.5%
Other	22,633	3.9%	21,889	4.3%	30,828	5.5%	23,157	4.7%	16,579	3.0%
Total	$576,198	100.0%	$512,867	100.0%	$564,931	100.0%	$496,456	100.0%	$548,186	100.0%

Underwriting location
United States	$449,994	78.1%	$408,440	79.6%	$454,274	80.4%	$404,137	81.4%	$448,616	81.8%
Europe	110,976	19.3%	86,526	16.9%	94,711	16.8%	75,254	15.2%	88,345	16.1%
Other	15,228	2.6%	17,901	3.5%	15,946	2.8%	17,065	3.4%	11,225	2.0%
Total	$576,198	100.0%	$512,867	100.0%	$564,931	100.0%	$496,456	100.0%	$548,186	100.0%

Net premiums earned
Professional lines (1)	$116,018	21.5%	$113,978	20.6%	$113,146	21.1%	$108,375	20.9%	$108,638	21.5%
Construction and national accounts	77,212	14.3%	88,467	16.0%	77,779	14.5%	80,848	15.6%	77,423	15.3%
Programs	95,011	17.6%	97,524	17.6%	94,353	17.6%	87,582	16.9%	85,180	16.8%
Travel, accident and health	66,835	12.4%	69,305	12.5%	66,136	12.4%	63,436	12.3%	58,481	11.6%
Excess and surplus casualty (2)	46,544	8.6%	47,445	8.6%	47,852	8.9%	48,850	9.4%	51,007	10.1%
Property, energy, marine and aviation	48,603	9.0%	47,372	8.5%	46,906	8.8%	41,423	8.0%	38,078	7.5%
Lenders products	22,816	4.2%	24,883	4.5%	23,499	4.4%	24,562	4.7%	24,099	4.8%
Other (3)	65,698	12.2%	65,659	11.8%	65,494	12.2%	62,498	12.1%	62,740	12.4%
Total	$538,737	100.0%	$554,633	100.0%	$535,165	100.0%	$517,574	100.0%	$505,646	100.0%

(1)    Includes professional liability, executive assurance and healthcare business.
(2)    Includes casualty and contract binding business.
(3)    Includes alternative markets, excess workers’ compensation and surety business.

13

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Reinsurance Segment

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Gross premiums written	$577,483	$289,348	$422,083	$453,186	$475,782
Premiums ceded	(195,730)	(79,182)	(105,389)	(115,262)	(166,092)
Net premiums written	381,753	210,166	316,694	337,924	309,690
Change in unearned premiums	(102,581)	49,329	6,879	(23,222)	(64,839)
Net premiums earned	279,172	259,495	323,573	314,702	244,851
Other underwriting income	1,232	10,193	1,728	(279)	(306)
Losses and loss adjustment expenses	(141,675)	(142,254)	(318,609)	(207,606)	(105,454)
Acquisition expenses	(48,319)	(66,612)	(57,340)	(51,151)	(46,147)
Other operating expenses	(35,571)	(36,205)	(36,214)	(36,711)	(37,533)
Underwriting income (loss)	$54,839	$24,617	$(86,862)	$18,955	$55,411

Underwriting Ratios
Loss ratio	50.7%	54.8%	98.5%	66.0%	43.1%
Acquisition expense ratio	17.3%	25.7%	17.7%	16.3%	18.8%
Other operating expense ratio	12.7%	14.0%	11.2%	11.7%	15.3%
Combined ratio	80.7%	94.5%	127.4%	94.0%	77.2%

Catastrophic activity and prior year development:
Current accident year catastrophic events, net of
reinsurance and reinstatement premiums	0.3%	3.0%	41.2%	5.2%	4.0%
Net (favorable) adverse development in prior year loss
reserves, net of related adjustments	(13.0)%	(11.7)%	(10.7)%	(12.3)%	(24.4)%
Combined ratio excluding catastrophic activity and prior year development (1)	93.4%	103.2%	96.9%	101.1%	97.6%

Net premiums written to gross premiums written	66.1%	72.6%	75.0%	74.6%	65.1%

(1)	See ‘Comments on Regulation G’ for further discussion.

14

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Reinsurance Segment

(U.S. Dollars in thousands)	Three Months Ended
	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017
Net premiums written
Other specialty (1)	$138,992	36.4%	$88,067	41.9%	$101,400	32.0%	$155,328	46.0%	$114,418	36.9%
Casualty (2)	130,176	34.1%	53,309	25.4%	113,446	35.8%	63,054	18.7%	110,620	35.7%
Property excluding property catastrophe (3)	85,170	22.3%	35,248	16.8%	63,943	20.2%	69,115	20.5%	75,387	24.3%
Marine and aviation	10,012	2.6%	12,249	5.8%	2,037	0.6%	8,932	2.6%	9,541	3.1%
Property catastrophe	7,632	2.0%	12,382	5.9%	28,123	8.9%	37,127	11.0%	(7,477)	(2.4)%
Other (4)	9,771	2.6%	8,911	4.2%	7,745	2.4%	4,368	1.3%	7,201	2.3%
Total	$381,753	100.0%	$210,166	100.0%	$316,694	100.0%	$337,924	100.0%	$309,690	100.0%

Pro rata	$152,165	39.9%	$171,837	81.8%	$206,948	65.3%	$200,893	59.4%	$129,016	41.7%
Excess of loss	229,588	60.1%	38,329	18.2%	109,746	34.7%	137,031	40.6%	180,674	58.3%
Total	$381,753	100.0%	$210,166	100.0%	$316,694	100.0%	$337,924	100.0%	$309,690	100.0%

Client location
United States	$123,638	32.4%	$88,626	42.2%	$122,863	38.8%	$114,481	33.9%	$113,259	36.6%
Europe	201,175	52.7%	89,122	42.4%	95,197	30.1%	139,479	41.3%	142,952	46.2%
Bermuda	15,150	4.0%	1,044	0.5%	49,982	15.8%	24,869	7.4%	13,109	4.2%
Asia and Pacific	18,445	4.8%	5,938	2.8%	30,531	9.6%	31,237	9.2%	18,427	6.0%
Other	23,345	6.1%	25,436	12.1%	18,121	5.7%	27,858	8.2%	21,943	7.1%
Total	$381,753	100.0%	$210,166	100.0%	$316,694	100.0%	$337,924	100.0%	$309,690	100.0%

Underwriting location
Bermuda	$78,714	20.6%	$61,474	29.3%	$111,422	35.2%	$135,602	40.1%	$42,183	13.6%
United States	115,612	30.3%	76,611	36.5%	102,504	32.4%	102,692	30.4%	117,572	38.0%
Europe and other	187,427	49.1%	72,081	34.3%	102,768	32.5%	99,630	29.5%	149,935	48.4%
Total	$381,753	100.0%	$210,166	100.0%	$316,694	100.0%	$337,924	100.0%	$309,690	100.0%

Net premiums earned
Other specialty (1)	$103,717	37.2%	$100,946	38.9%	$96,090	29.7%	$141,565	45.0%	$69,965	28.6%
Casualty (2)	69,372	24.8%	70,996	27.4%	117,255	36.2%	79,903	25.4%	72,968	29.8%
Property excluding property catastrophe (3)	68,754	24.6%	57,668	22.2%	65,049	20.1%	62,884	20.0%	69,852	28.5%
Marine and aviation	9,389	3.4%	9,937	3.8%	6,801	2.1%	9,986	3.2%	9,490	3.9%
Property catastrophe	18,387	6.6%	11,325	4.4%	30,039	9.3%	15,759	5.0%	16,177	6.6%
Other (4)	9,553	3.4%	8,623	3.3%	8,339	2.6%	4,605	1.5%	6,399	2.6%
Total	$279,172	100.0%	$259,495	100.0%	$323,573	100.0%	$314,702	100.0%	$244,851	100.0%

Pro rata	$163,996	58.7%	$153,536	59.2%	$188,874	58.4%	$181,988	57.8%	$133,092	54.4%
Excess of loss	115,176	41.3%	105,959	40.8%	134,699	41.6%	132,714	42.2%	111,759	45.6%
Total	$279,172	100.0%	$259,495	100.0%	$323,573	100.0%	$314,702	100.0%	$244,851	100.0%

(1)    Includes proportional motor, surety, accident and health, workers’ compensation catastrophe, agriculture, trade credit and other.        (3)  Includes facultative business.
(2)      Includes executive assurance, professional liability, workers’ compensation, excess motor, healthcare and other.                (4) Includes life, casualty clash and other.

15

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Mortgage Segment

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Gross premiums written	$321,178	$335,338	$347,951	$336,226	$348,623
Premiums ceded	(46,137)	(62,657)	(57,900)	(62,314)	(73,925)
Net premiums written	275,041	272,681	290,051	273,912	274,698
Change in unearned premiums	5,201	7,600	(15,533)	(16,068)	(30,175)
Net premiums earned	280,242	280,281	274,518	257,844	244,523
Other underwriting income (1)	3,416	3,738	3,599	4,277	4,123
Losses and loss adjustment expenses	(43,466)	(49,762)	(35,156)	(20,694)	(29,065)
Acquisition expenses	(26,567)	(24,363)	(21,803)	(25,666)	(28,766)
Other operating expenses	(38,771)	(37,546)	(34,770)	(32,150)	(41,870)
Underwriting income	$174,854	$172,348	$186,388	$183,611	$148,945

Underwriting Ratios
Loss ratio	15.5%	17.8%	12.8%	8.0%	11.9%
Acquisition expense ratio	9.5%	8.7%	7.9%	10.0%	11.8%
Other operating expense ratio	13.8%	13.4%	12.7%	12.5%	17.1%
Combined ratio	38.8%	39.9%	33.4%	30.5%	40.8%

Net (favorable) adverse development in prior year loss
reserves, net of related adjustments	(4.6)%	(7.2)%	(7.8)%	(11.5)%	(9.6)%
Combined ratio excluding prior year development (2)	43.4%	47.1%	41.2%	42.0%	50.4%

Net premiums written to gross premiums written	85.6%	81.3%	83.4%	81.5%	78.8%

Net premiums written by client location
United States	$246,548	$248,817	$262,028	$253,456	$241,136
Other	28,493	23,864	28,023	20,456	33,562
Total	$275,041	$272,681	$290,051	$273,912	$274,698
United States %	89.6%	91.2%	90.3%	92.5%	87.8%
Other %	10.4%	8.8%	9.7%	7.5%	12.2%

Net premiums written by underwriting location
United States	$221,177	$223,887	$235,447	$227,266	$216,729
Other	53,864	48,794	54,604	46,646	57,969
Total	$275,041	$272,681	$290,051	$273,912	$274,698
United States %	80.4%	82.1%	81.2%	83.0%	78.9%
Other %	19.6%	17.9%	18.8%	17.0%	21.1%

(1)     Primarily related to income earned on various risk-sharing products offered to government sponsored enterprises and mortgage lenders.
(2)    See ‘Comments on Regulation G’ for further discussion.

16

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Mortgage Segment

(U.S. Dollars in millions)	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
Insurance In Force (IIF) (1)
U.S. primary mortgage insurance	$255,092	72.9%	$253,914	72.2%	$250,375	72.3%	$244,235	73.4%	$237,769	73.1%
Mortgage reinsurance	27,531	7.9%	28,017	8.0%	26,869	7.8%	26,120	7.8%	25,846	7.9%
Other (2)	67,252	19.2%	69,905	19.9%	68,925	19.9%	62,503	18.8%	61,596	18.9%
Total	$349,875	100.0%	$351,836	100.0%	$346,169	100.0%	$332,858	100.0%	$325,211	100.0%
Risk In Force (RIF) (3)
U.S. primary mortgage insurance	$65,235	92.2%	$64,904	92.3%	$64,005	92.5%	$62,362	92.6%	$60,591	92.5%
Mortgage reinsurance	2,383	3.4%	2,473	3.5%	2,433	3.5%	2,453	3.6%	2,494	3.8%
Other (2)	3,117	4.4%	2,921	4.2%	2,742	4.0%	2,517	3.7%	2,409	3.7%
Total	$70,735	100.0%	$70,298	100.0%	$69,180	100.0%	$67,332	100.0%	$65,494	100.0%

Supplemental disclosures for U.S. primary mortgage insurance:
Total RIF by credit quality (FICO score):
>=740	$37,974	58.2%	$37,794	58.2%	$37,297	58.3%	$36,378	58.3%	$35,396	58.4%
680-739	21,438	32.9%	21,213	32.7%	20,822	32.5%	20,122	32.3%	19,343	31.9%
620-679	5,117	7.8%	5,159	7.9%	5,178	8.1%	5,118	8.2%	5,065	8.4%
<620	706	1.1%	738	1.1%	708	1.1%	744	1.2%	787	1.3%
Total	$65,235	100.0%	$64,904	100.0%	$64,005	100.0%	$62,362	100.0%	$60,591	100.0%
Weighted average FICO score	743		743		743		743		743

Total RIF by Loan-To-Value (LTV):
95.01% and above	$6,441	9.9%	$6,337	9.8%	$6,175	9.6%	$5,983	9.6%	$5,808	9.6%
90.01% to 95.00%	36,387	55.8%	36,174	55.7%	35,703	55.8%	34,718	55.7%	33,617	55.5%
85.01% to 90.00%	19,490	29.9%	19,482	30.0%	19,247	30.1%	18,810	30.2%	18,346	30.3%
85.00% and below	2,917	4.5%	2,911	4.5%	2,880	4.5%	2,851	4.6%	2,820	4.7%
Total	$65,235	100.0%	$64,904	100.0%	$64,005	100.0%	$62,362	100.0%	$60,591	100.0%
Weighted average LTV	92.9%		92.9%		92.9%		92.8%		92.9%

Total RIF by State:
Texas	$5,164	7.9%	$5,151	7.9%	$5,120	8.0%	$5,075	8.1%	$4,995	8.2%
California	3,859	5.9%	3,803	5.9%	3,671	5.7%	3,524	5.7%	3,333	5.5%
Florida	2,977	4.6%	2,881	4.4%	2,764	4.3%	2,622	4.2%	2,467	4.1%
Virginia	2,786	4.3%	2,773	4.3%	2,743	4.3%	2,691	4.3%	2,625	4.3%
North Carolina	2,420	3.7%	2,410	3.7%	2,378	3.7%	2,346	3.8%	2,278	3.8%
Georgia	2,358	3.6%	2,331	3.6%	2,293	3.6%	2,239	3.6%	2,153	3.6%
Washington	2,261	3.5%	2,294	3.5%	2,312	3.6%	2,311	3.7%	2,313	3.8%
Illinois	2,252	3.5%	2,229	3.4%	2,200	3.4%	2,157	3.5%	2,109	3.5%
Maryland	2,244	3.4%	2,234	3.4%	2,209	3.5%	2,160	3.5%	2,107	3.5%
Minnesota	2,172	3.3%	2,165	3.3%	2,138	3.3%	2,072	3.3%	2,003	3.3%
Others	36,742	56.3%	36,633	56.4%	36,177	56.5%	35,165	56.4%	34,208	56.5%
Total	$65,235	100.0%	$64,904	100.0%	$64,005	100.0%	$62,362	100.0%	$60,591	100.0%

Weighted average coverage (end of period RIF divided by IIF)	25.6%		25.6%		25.6%		25.5%		25.5%
U.S. mortgage insurance total RIF, net of reinsurance (4)	$49,921		$49,100		$47,980		$45,774		$43,606
Analysts’ persistency (5)	81.7%		81.8%		80.2%		78.1%		76.6%
Risk-to-capital ratio -- Arch MI U.S. (6)	10.5:1		10.8:1		11.7:1		12.0:1		12.0:1
PMIER sufficiency ratio -- Arch MI U.S. (7)	133%		129%		122%		122%		122%

(1)    The aggregate dollar amount of each insured mortgage loan’s current principal balance.         (4)    Total RIF for the U.S. mortgage insurance operations (see note 3) after external reinsurance.

(2)	Includes GSE credit risk-sharing transactions and international insurance business. (5) Represents the % of IIF at the beginning of a 12-month period that remained in force at the end of the period.

(3)
The aggregate dollar amount of each insured mortgage loan’s current principal balance multiplied    (6)    Represents total current (non-delinquent) RIF, net of reinsurance, divided by total statutory capital

by the insurance coverage percentage specified in the policy for insurance policies issued and        (estimate for March 31, 2018).
after contract limits and/or loss ratio caps for risk-sharing or reinsurance transactions.        (7)    Calculated as available assets divided by required assets as defined within PMIERs (estimate for March 31, 2018).

17

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Mortgage Segment

(U.S. Dollars in millions, except policy/loan/claim count)	Three Months Ended
	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
Supplemental disclosures for U.S. primary mortgage insurance:
Total new insurance written (NIW) (1)	$11,373		$14,391		$17,683		$17,303		$12,660

Total NIW by credit quality (FICO score):
>=740	$6,612	58.1%	$8,278	57.5%	$10,063	56.9%	$9,814	56.7%	$7,184	56.7%
680-739	4,042	35.5%	5,148	35.8%	6,357	35.9%	6,274	36.3%	4,615	36.5%
620-679	719	6.3%	965	6.7%	1,263	7.1%	1,215	7.0%	861	6.8%
Total	$11,373	100.0%	$14,391	100.0%	$17,683	100.0%	$17,303	100.0%	$12,660	100.0%

Total NIW by LTV:
95.01% and above	$1,262	11.1%	$1,525	10.6%	$1,757	9.9%	$1,700	9.8%	$972	7.7%
90.01% to 95.00%	5,136	45.2%	6,488	45.1%	8,406	47.5%	8,372	48.4%	5,985	47.3%
85.01% to 90.00%	3,643	32.0%	4,633	32.2%	5,668	32.1%	5,462	31.6%	4,061	32.1%
85.01% and below	1,332	11.7%	1,745	12.1%	1,852	10.5%	1,769	10.2%	1,642	13.0%
Total	$11,373	100.0%	$14,391	100.0%	$17,683	100.0%	$17,303	100.0%	$12,660	100.0%

Total NIW monthly vs. single:
Monthly	$10,390	91.4%	$12,763	88.7%	$15,392	87.0%	$14,832	85.7%	$10,368	81.9%
Single	983	8.6%	1,628	11.3%	2,291	13.0%	2,471	14.3%	2,292	18.1%
Total	$11,373	100.0%	$14,391	100.0%	$17,683	100.0%	$17,303	100.0%	$12,660	100.0%

Total NIW purchase vs. refinance:
Purchase	$10,288	90.5%	$13,007	90.4%	$16,460	93.1%	$16,063	92.8%	$10,720	84.7%
Refinance	1,085	9.5%	1,384	9.6%	1,223	6.9%	1,240	7.2%	1,940	15.3%
Total	$11,373	100.0%	$14,391	100.0%	$17,683	100.0%	$17,303	100.0%	$12,660	100.0%

Ending number of policies in force (PIF) (3)	1,214,539		1,213,382		1,202,619		1,183,659		1,164,929

Rollforward of insured loans in default:
Beginning delinquent number of loans	27,068		23,770		23,903		26,234		29,691
Plus: new notices (4)	9,640		14,097		9,028		8,858		9,863
Less: cures	(11,592)		(9,737)		(7,891)		(9,078)		(11,707)
Less: paid claims	(1,054)		(1,062)		(1,270)		(2,111)		(1,613)
Ending delinquent number of loans (3) (4)	24,062		27,068		23,770		23,903		26,234

Ending percentage of loans in default (3) (4)	1.98%		2.23%		1.98%		2.02%		2.25%

Losses:
Number of claims paid	1,054		1,062		1,270		2,111		1,613
Total paid claims (in thousands)	$47,645		$49,769		$59,832		$85,539		$70,784
Average per claim (in thousands)	$45.2		$46.9		$47.1		$40.5		$43.9
Severity (2)	105.2%		103.2%		103.5%		104.4%		102.0%

Average reserve per default (in thousands)	$18.3		$16.5		$19.3		$20.4		$20.4
(1)    The original principal balance of all loans that received coverage during the period.
(2)    Represents total paid claims divided by RIF of loans for which claims were paid.
(3)    Includes first lien primary and pool policies.

(4)
There were no incremental new notices in the 2018 first quarter and 2,400 ending delinquent loans at March 31, 2018 from areas impacted by the 2017 third quarter hurricanes. The 2017 fourth quarter included approximately 3,700 incremental new notices and 3,200 ending delinquent loans at December 31, 2017 from areas impacted by the 2017 third quarter hurricanes.

18

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Mortgage Segment

Supplemental disclosures for U.S. primary mortgage insurance:

(U.S. Dollars in millions)	March 31, 2018						December 31, 2017
	Loss Reserves, Net (1)	Primary IIF (2)		Primary RIF (3)		Delinquency Rate	Loss Reserves, Net (1)	Primary IIF (2)		Primary RIF (3)		Delinquency Rate
	% of Total	Total	% of Total	Total	% of Total		% of Total	Total	% of Total	Total	% of Total
Policy year:
2008 and prior	77.6%	$24,970	9.8%	5,701	8.7%	9.40%	79.8%	$26,140	10.3%	6,003	9.2%	10.24%
2009	0.7%	989	0.4%	232	0.4%	2.71%	0.7%	1,072	0.4%	253	0.4%	2.94%
2010	0.6%	931	0.4%	254	0.4%	2.37%	0.6%	1,089	0.4%	295	0.5%	2.31%
2011	1.0%	3,560	1.4%	975	1.5%	1.30%	1.0%	3,828	1.5%	1,046	1.6%	1.37%
2012	1.7%	12,414	4.9%	3,408	5.2%	0.71%	1.7%	13,247	5.2%	3,629	5.6%	0.75%
2013	3.8%	20,640	8.1%	5,686	8.7%	0.90%	3.7%	21,840	8.6%	5,996	9.2%	0.95%
2014	2.8%	21,708	8.5%	5,815	8.9%	1.01%	2.7%	22,884	9.0%	6,112	9.4%	1.10%
2015	3.6%	39,960	15.7%	10,343	15.9%	0.71%	3.2%	41,991	16.5%	10,828	16.7%	0.77%
2016	5.7%	60,028	23.5%	15,197	23.3%	0.76%	4.8%	62,020	24.4%	15,643	24.1%	0.80%
2017	2.6%	58,584	23.0%	14,802	22.7%	0.36%	1.7%	59,803	23.6%	15,099	23.3%	0.35%
2018	—%	11,308	4.4%	2,822	4.3%	0.01%
Total	100.0%	$255,092	100.0%	$65,235	100.0%	1.98%	100.0%	$253,914	100.0%	$64,904	100.0%	2.23%

(1)	Total reserves for losses and loss adjustment expenses, net of recoverables, was $469.1 million at March 31, 2018, compared to $477.1 million at December 31, 2017.

(2)	The aggregate dollar amount of each insured mortgage loan’s current principal balance.

(3)
The aggregate dollar amount of each insured mortgage loan’s current principal balance multiplied by the insurance coverage percentage specified in the policy for insurance policies issued and after contract limits and/or loss ratio caps for risk-sharing or reinsurance transactions.

19

Arch Capital Group Ltd. and Subsidiaries
Segment Information - Consolidated Excluding the 'Other' Segment (Sub-Total (Core))

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Gross premiums written	$1,721,605	$1,391,247	$1,557,179	$1,533,142	$1,606,686
Premiums ceded	(488,613)	(395,533)	(385,503)	(424,850)	(474,112)
Net premiums written	1,232,992	995,714	1,171,676	1,108,292	1,132,574
Change in unearned premiums	(134,841)	98,695	(38,420)	(18,172)	(137,554)
Net premiums earned	1,098,151	1,094,409	1,133,256	1,090,120	995,020
Other underwriting income	4,648	13,931	5,327	3,998	3,817
Losses and loss adjustment expenses	(538,871)	(562,085)	(922,560)	(579,239)	(467,160)
Acquisition expenses	(160,055)	(178,236)	(161,781)	(155,689)	(149,781)
Other operating expenses	(166,316)	(162,007)	(161,859)	(161,128)	(167,529)
Underwriting income (loss)	$237,557	$206,012	$(107,617)	$198,062	$214,367

Underwriting Ratios
Loss ratio	49.1%	51.4%	81.4%	53.1%	46.9%
Acquisition expense ratio	14.6%	16.3%	14.3%	14.3%	15.1%
Other operating expense ratio	15.1%	14.8%	14.3%	14.8%	16.8%
Combined ratio	78.8%	82.5%	110.0%	82.2%	78.8%

Catastrophic activity and prior year development:
Current accident year catastrophic events, net of
reinsurance and reinstatement premiums	0.2%	0.1%	30.7%	2.3%	1.2%
Net (favorable) adverse development in prior year loss
reserves, net of related adjustments	(4.6)%	(4.6)%	(5.1)%	(6.4)%	(8.5)%
Combined ratio excluding catastrophic activity and prior year development (1)	83.2%	87.0%	84.4%	86.3%	86.1%

Net premiums written to gross premiums written	71.6%	71.6%	75.2%	72.3%	70.5%

(1)	See ‘Comments on Regulation G’ for further discussion.

20

Arch Capital Group Ltd. and Subsidiaries
Segment Information — Selected Information on Losses and Loss Adjustment Expenses

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Components of losses and loss adjustment expenses incurred (1)
Paid losses and loss adjustment expenses	$496,445	$606,662	$577,726	$521,463	$464,942
Change in unpaid losses and loss adjustment expenses	42,426	(44,577)	344,834	57,776	2,218
Total losses and loss adjustment expenses	$538,871	$562,085	$922,560	$579,239	$467,160

Estimated net (favorable) adverse development in prior year loss reserves, net of related adjustments (1)
Net impact on underwriting results:
Insurance	$(1,506)	$(334)	$(1,631)	$(784)	$(1,274)
Reinsurance	(36,158)	(30,452)	(34,731)	(38,720)	(59,708)
Mortgage	(12,977)	(20,102)	(21,518)	(29,779)	(23,561)
Total	$(50,641)	$(50,888)	$(57,880)	$(69,283)	$(84,543)
Impact on losses and loss adjustment expenses:
Insurance	$(2,110)	$(1,474)	$(3,041)	$(1,977)	$(2,140)
Reinsurance	(36,541)	(32,136)	(36,521)	(39,535)	(57,248)
Mortgage	(12,977)	(20,102)	(21,514)	(29,798)	(23,561)
Total	$(51,628)	$(53,712)	$(61,076)	$(71,310)	$(82,949)
Impact on acquisition expenses:
Insurance	$604	$1,140	$1,410	$1,193	$866
Reinsurance	383	1,684	1,790	815	(2,460)
Mortgage	—	—	(4)	19	—
Total	$987	$2,824	$3,196	$2,027	$(1,594)
Impact on combined ratio:
Insurance	(0.3)%	(0.1)%	(0.3)%	(0.2)%	(0.3)%
Reinsurance	(13.0)%	(11.7)%	(10.7)%	(12.3)%	(24.4)%
Mortgage	(4.6)%	(7.2)%	(7.8)%	(11.5)%	(9.6)%
Total	(4.6)%	(4.6)%	(5.1)%	(6.4)%	(8.5)%
Impact on loss ratio:
Insurance	(0.4)%	(0.3)%	(0.6)%	(0.4)%	(0.4)%
Reinsurance	(13.1)%	(12.4)%	(11.3)%	(12.6)%	(23.4)%
Mortgage	(4.6)%	(7.2)%	(7.8)%	(11.5)%	(9.6)%
Total	(4.7)%	(4.9)%	(5.4)%	(6.5)%	(8.3)%
Impact on acquisition expense ratio:
Insurance	0.1%	0.2%	0.3%	0.2%	0.1%
Reinsurance	0.1%	0.7%	0.6%	0.3%	(1.0)%
Mortgage	0.0%	0.0%	0.0%	0.0%	0.0%
Total	0.1%	0.3%	0.3%	0.1%	(0.2)%

Estimated net losses incurred from current accident year catastrophic events (2)
Insurance	$1,029	$(7,025)	$214,462	$8,475	$2,494
Reinsurance	975	7,790	133,355	16,367	9,852
Total	$2,004	$765	$347,817	$24,842	$12,346
Impact on combined ratio:
Insurance	0.2%	(1.3)%	40.1%	1.6%	0.5%
Reinsurance	0.3%	3.0%	41.2%	5.2%	4.0%
Total	0.2%	0.1%	30.7%	2.3%	1.2%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)
Equals estimated losses from catastrophic events occurring in the current accident year, net of reinsurance and reinstatement premiums. Amounts shown for the insurance segment are for named catastrophic events only. Amounts shown for the reinsurance segment include (i) named events with over $5 million of losses incurred by its Bermuda and Europe operations and (ii) all catastrophe losses incurred by its U.S. operations. Amounts not applicable for the mortgage segment.

21

Arch Capital Group Ltd. and Subsidiaries
Investment Information — Investable Asset Summary and Investment Portfolio Metrics

The following table summarizes the Company’s investable assets and portfolio metrics (1):

(U.S. Dollars in thousands)	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017
Investable assets (1) (2):
Fixed maturities available for sale, at fair value	$14,145,765	71.5%	$13,876,003	70.4%	$13,792,903	70.0%	$13,671,011	71.3%	$13,745,932	73.0%
Fixed maturities—fair value option (3)	457,317	2.3%	465,822	2.4%	413,611	2.1%	408,413	2.1%	408,986	2.2%
Fixed maturities pledged under securities lending agreements, at fair value	350,365	1.8%	456,388	2.3%	524,748	2.7%	603,268	3.1%	523,101	2.8%
Total fixed maturities	14,953,447	75.6%	14,798,213	75.1%	14,731,262	74.8%	14,682,692	76.6%	14,678,019	77.9%

Equity securities, at fair value	543,650	2.7%	495,804	2.5%	477,143	2.4%	461,017	2.4%	428,594	2.3%
Equity securities—fair value option (3)	69,267	0.3%	71,707	0.4%	65,420	0.3%	61,906	0.3%	55,311	0.3%
Equity securities pledged under securities lending agreements, at fair value	7,787	0.0%	8,529	0.0%	3,464	0.0%	6,853	0.0%	2,468	0.0%
Total equity securities	620,704	3.1%	576,040	2.9%	546,027	2.8%	529,776	2.8%	486,373	2.6%

Other investments available for sale, at fair value	—	0.0%	264,989	1.3%	260,339	1.3%	248,661	1.3%	228,437	1.2%
Other investments—fair value option (3)	1,239,063	6.3%	1,211,971	6.1%	1,236,192	6.3%	1,175,234	6.1%	1,131,797	6.0%
Total other investments	1,239,063	6.3%	1,476,960	7.5%	1,496,531	7.6%	1,423,895	7.4%	1,360,234	7.2%

Investments accounted for using the equity method (4)	1,394,548	7.0%	1,041,322	5.3%	962,574	4.9%	948,856	4.9%	861,607	4.6%

Short-term investments available for sale, at fair value	967,389	4.9%	1,469,042	7.5%	1,646,036	8.4%	914,356	4.8%	803,619	4.3%
Short-term investments—fair value option (3)	22,098	0.1%	40,671	0.2%	77,045	0.4%	52,419	0.3%	75,559	0.4%
Total short-term investments	989,487	5.0%	1,509,713	7.7%	1,723,081	8.7%	966,775	5.0%	879,178	4.7%

Cash	626,838	3.2%	551,696	2.8%	805,210	4.1%	676,391	3.5%	656,188	3.5%

Securities transactions entered into but not settled at the balance sheet date	(33,289)	(0.2)%	(237,523)	(1.2)%	(568,498)	(2.9)%	(54,676)	(0.3)%	(87,990)	(0.5)%
Total investable assets held by the Company	$19,790,798	100.0%	$19,716,421	100.0%	$19,696,187	100.0%	$19,173,709	100.0%	$18,833,609	100.0%

Average effective duration (in years)	2.60		2.83		3.14		3.41		3.36
Average S&P/Moody’s credit ratings (5)	AA-/Aa3		AA-/Aa2		AA/Aa2		AA/Aa2		AA/Aa2
Embedded book yield (before investment expenses)	2.50%		2.32%		2.20%		2.27%		2.23%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results. Such amounts are summarized as follows:

Investable assets in ‘other’ segment:
Cash	$54,053	$54,503	$57,151	$63,929	$47,566
Investments accounted for using the fair value option	2,331,394	2,426,066	2,457,366	2,129,436	1,976,467
Fixed maturities available for sale, at fair value	203,176	—	—	—	—
Securities sold but not yet purchased	(63,110)	(34,375)	(72,682)	(69,273)	(59,430)
Securities transactions entered into but not settled at the balance sheet date	(32,218)	(6,127)	(137,014)	(191,534)	(61,981)
Total investable assets included in ‘other’ segment	$2,493,295	$2,440,067	$2,304,821	$1,932,558	$1,902,622

(2)    This table excludes the collateral received and reinvested and includes the securities pledged under securities lending agreements, at fair value.
(3)    Represents investments which are carried at fair value under the fair value option and reflected as “investments accounted for using the fair value option” on the balance sheet.

(4)
Changes in the carrying value of investment funds accounted for using the equity method are recorded as “equity in net income (loss) of investment funds accounted for using the equity method” rather than as an unrealized gain or loss component of accumulated other comprehensive income.

(5)    Average credit ratings on the Company’s investment portfolio on securities with ratings assigned by Standard & Poor’s (“S&P”) and Moody’s Investors Service (“Moody’s”).

22

Arch Capital Group Ltd. and Subsidiaries
Investment Information — Composition of Net Investment Income, Yield and Total Return

The following table summarizes the Company’s net investment income, yield and total return:

(U.S. Dollars in thousands, except share data)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Composition of net investment income (1):
Fixed maturities	$92,438	$85,855	$84,602	$83,656	$82,781
Equity securities (dividends)	2,750	2,551	3,210	3,976	2,966
Short-term investments	3,949	3,719	2,514	1,669	1,441
Other (2)	19,229	22,019	18,238	18,298	21,234
Gross investment income	118,366	114,144	108,564	107,599	108,422
Investment expenses	(18,123)	(14,531)	(14,437)	(15,079)	(12,610)
Net investment income	$100,243	$99,613	$94,127	$92,520	$95,812
Per share	$0.72	$0.71	$0.70	$0.66	$0.69

Investment income yield, at amortized cost (1) (3):
Pre-tax	2.13%	2.08%	2.00%	2.04%	2.13%
After-tax	1.94%	1.89%	1.74%	1.81%	1.89%

Total return (1) (4):
Including effects of foreign exchange	(0.32)%	0.79%	1.60%	1.63%	1.70%
Excluding effects of foreign exchange	(0.40)%	0.71%	1.26%	1.29%	1.64%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)	Amounts include dividends and other distributions on investment funds, term loan investments funds held balances, cash balances and other.

(3)
Presented on an annualized basis and excluding the impact of investments for which returns are not included within investment income, such as investments accounted for using the equity method and certain equities.

(4)
Includes net investment income, equity in net income or loss of investment funds accounted for using the equity method, net realized gains and losses and the change in unrealized gains or losses generated by the Company’s investment portfolio. Total return is calculated on a pre-tax basis and before investment expenses.

23

Arch Capital Group Ltd. and Subsidiaries
Investment Information — Composition of Fixed Maturities

The following table summarizes the Company’s fixed maturities and fixed maturities pledged under securities lending agreements (1):

(U.S. Dollars in thousands)	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Net Unrealized Gains (Losses)	Amortized Cost	Fair Value / Amortized Cost	Fair Value % of Total
At March 31, 2018
Corporates	$5,705,157	$12,359	$(94,468)	$(82,109)	$5,787,266	98.6%	38.2%
U.S. government and government agencies	2,966,962	5,551	(20,454)	(14,903)	2,981,865	99.5%	19.8%
Municipal bonds	1,553,616	7,906	(24,106)	(16,200)	1,569,816	99.0%	10.4%
Non-U.S. government securities	1,694,587	44,200	(21,821)	22,379	1,672,208	101.3%	11.3%
Asset-backed securities	2,120,523	3,891	(17,803)	(13,912)	2,134,435	99.3%	14.2%
Commercial mortgage-backed securities	561,543	1,106	(11,078)	(9,972)	571,515	98.3%	3.8%
Residential mortgage-backed securities	351,059	1,751	(5,054)	(3,303)	354,362	99.1%	2.3%
Total	$14,953,447	$76,764	$(194,784)	$(118,020)	$15,071,467	99.2%	100.0%

At December 31, 2017
Corporates	$4,787,272	$30,943	$(32,340)	$(1,397)	$4,788,669	100.0%	32.4%
U.S. government and government agencies	3,484,257	2,188	(28,769)	(26,581)	3,510,838	99.2%	23.5%
Municipal bonds	2,158,840	20,285	(12,308)	7,977	2,150,863	100.4%	14.6%
Non-U.S. government securities	1,704,337	48,764	(17,321)	31,443	1,672,894	101.9%	11.5%
Asset-backed securities	1,788,766	5,147	(8,614)	(3,467)	1,792,233	99.8%	12.1%
Commercial mortgage-backed securities	545,817	2,131	(4,268)	(2,137)	547,954	99.6%	3.7%
Residential mortgage-backed securities	328,924	1,640	(2,561)	(921)	329,845	99.7%	2.2%
Total	$14,798,213	$111,098	$(106,181)	$4,917	$14,793,296	100.0%	100.0%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

24

Arch Capital Group Ltd. and Subsidiaries
Investment Information — Credit Quality Distribution and Maturity Profile

The following table summarizes the credit quality distribution and maturity profile of the Company’s fixed maturities and fixed maturities pledged under securities lending agreements (1):

(U.S. Dollars in thousands)	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017
Credit quality distribution of total fixed maturities (2) (3):
U.S. government and government agencies (4)	$3,280,853	21.9%	$3,771,835	25.5%	$4,040,392	27.4%	$3,710,580	25.3%	$3,583,162	24.4%
AAA	4,076,660	27.3%	4,080,808	27.6%	4,048,800	27.5%	4,094,499	27.9%	4,102,307	27.9%
AA	2,211,254	14.8%	2,440,864	16.5%	2,406,692	16.3%	2,572,277	17.5%	2,543,908	17.3%
A	3,079,753	20.6%	2,470,936	16.7%	2,285,336	15.5%	2,358,636	16.1%	2,441,692	16.6%
BBB	1,426,818	9.5%	1,157,136	7.8%	1,110,089	7.5%	1,123,667	7.7%	1,210,249	8.2%
BB	312,169	2.1%	313,286	2.1%	291,798	2.0%	281,402	1.9%	278,639	1.9%
B	249,346	1.7%	254,011	1.7%	231,880	1.6%	214,189	1.5%	198,953	1.4%
Lower than B	71,922	0.5%	77,543	0.5%	90,947	0.6%	86,490	0.6%	97,058	0.7%
Not rated	244,672	1.6%	231,794	1.6%	225,328	1.5%	240,952	1.6%	222,051	1.5%
Total fixed maturities, at fair value	$14,953,447	100.0%	$14,798,213	100.0%	$14,731,262	100.0%	$14,682,692	100.0%	$14,678,019	100.0%

Maturity profile of total fixed maturities (2):
Due in one year or less	$615,987	4.1%	$585,093	4.0%	$564,970	3.8%	$619,654	4.2%	$665,855	4.5%
Due after one year through five years	8,089,071	54.1%	7,695,940	52.0%	7,783,422	52.8%	7,478,786	50.9%	7,450,643	50.8%
Due after five years through ten years	2,888,717	19.3%	3,455,653	23.4%	3,579,082	24.3%	3,624,647	24.7%	3,425,268	23.3%
Due after 10 years	326,547	2.2%	398,020	2.7%	331,086	2.2%	354,066	2.4%	482,150	3.3%
	11,920,322	79.7%	12,134,706	82.0%	12,258,560	83.2%	12,077,153	82.3%	12,023,916	81.9%
Mortgage-backed securities	351,059	2.3%	328,924	2.2%	337,478	2.3%	344,572	2.3%	425,235	2.9%
Commercial mortgage-backed securities	561,543	3.8%	545,817	3.7%	584,730	4.0%	521,272	3.6%	590,521	4.0%
Asset-backed securities	2,120,523	14.2%	1,788,766	12.1%	1,550,494	10.5%	1,739,695	11.8%	1,638,347	11.2%
Total fixed maturities, at fair value	$14,953,447	100.0%	$14,798,213	100.0%	$14,731,262	100.0%	$14,682,692	100.0%	$14,678,019	100.0%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)	This table excludes the collateral received and reinvested and includes the fixed maturities pledged under securities lending agreements, at fair value.
(3)     For individual fixed maturities, S&P ratings are used. In the absence of an S&P rating, ratings from Moody’s are used, followed by ratings from Fitch Ratings.
(4)     Includes U.S. government-sponsored agency mortgage backed securities and agency commercial mortgage backed securities.

25

Arch Capital Group Ltd. and Subsidiaries
Investment Information — Analysis of Corporate Exposures

The following table summarizes the Company’s corporate bonds by sector (1):

(U.S. Dollars in thousands)	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017
Sector:
Industrials	$2,958,018	51.8%	$2,491,090	52.0%	$2,336,468	50.9%	$2,471,700	53.8%	$2,723,799	55.6%
Financials	2,299,239	40.3%	1,831,017	38.2%	1,651,416	36.0%	1,519,340	33.0%	1,424,620	29.1%
Utilities	227,110	4.0%	234,172	4.9%	260,491	5.7%	284,356	6.2%	337,051	6.9%
Covered bonds	87,513	1.5%	98,752	2.1%	116,864	2.5%	127,022	2.8%	160,840	3.3%
All other (2)	133,277	2.3%	132,241	2.8%	223,519	4.9%	195,870	4.3%	256,290	5.2%
Total fixed maturities, at fair value	$5,705,157	100.0%	$4,787,272	100.0%	$4,588,758	100.0%	$4,598,288	100.0%	$4,902,600	100.0%

Credit quality distribution (3):
AAA	$283,752	5.0%	$329,573	6.9%	$460,374	10.0%	$464,732	10.1%	$551,784	11.3%
AA	1,125,628	19.7%	1,107,946	23.1%	988,435	21.5%	947,849	20.6%	912,162	18.6%
A	2,508,184	44.0%	1,904,528	39.8%	1,745,690	38.0%	1,791,532	39.0%	1,898,080	38.7%
BBB	1,168,268	20.5%	877,962	18.3%	855,066	18.6%	862,117	18.7%	988,633	20.2%
BB	239,291	4.2%	237,227	5.0%	217,495	4.7%	208,913	4.5%	206,124	4.2%
B	170,393	3.0%	165,846	3.5%	155,985	3.4%	149,071	3.2%	157,467	3.2%
Lower than B	26,948	0.5%	30,376	0.6%	27,571	0.6%	28,872	0.6%	31,003	0.6%
Not rated	182,693	3.2%	133,814	2.8%	138,142	3.0%	145,202	3.2%	157,347	3.2%
Total fixed maturities, at fair value	$5,705,157	100.0%	$4,787,272	100.0%	$4,588,758	100.0%	$4,598,288	100.0%	$4,902,600	100.0%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)    Includes sovereign securities, supranational securities and other.
(3)    For individual fixed maturities, S&P ratings are used. In the absence of an S&P rating, ratings from Moody’s are used, followed by ratings from Fitch Ratings.

The following table summarizes the Company’s top ten exposures to fixed income corporate issuers by fair value at March 31, 2018 (1):

(U.S. Dollars in thousands)	Fair Value	% of Asset Class	% of Investable Assets	Credit Quality (2)
Issuer:
Apple Inc.	$204,965	3.6%	1.0%	AA+/Aa1
Citigroup Inc.	163,338	2.9%	0.8%	A/A2
Wells Fargo & Company	139,976	2.5%	0.7%	A/A1
Bank of America Corporation	133,671	2.3%	0.7%	A-/A3
JPMorgan Chase & Co.	121,339	2.1%	0.6%	A-/A3
Philip Morris International Inc.	105,763	1.9%	0.5%	A/A2
Toyota Motor Corporation	95,984	1.7%	0.5%	AA-/Aa3
Oracle Corporation	92,950	1.6%	0.5%	AA-/A1
Daimler AG	90,303	1.6%	0.5%	A/A2
Morgan Stanley	88,180	1.5%	0.4%	BBB+/A3
Total	$1,236,469	21.7%	6.2%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)    Average credit ratings assigned by S&P and Moody’s, respectively.

26

Arch Capital Group Ltd. and Subsidiaries
Investment Information — Structured Securities and Eurozone Investments

The following table provides the composition of the Company’s structured securities at March 31, 2018 (1):

(U.S. Dollars in thousands)	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential mortgage-backed securities	$313,069	$2,369	$2,382	$132	$456	$32,651	$351,059
Commercial mortgage-backed securities	822	389,679	6,380	14,690	74,135	75,837	561,543
Asset-backed securities	—	1,768,434	7,007	163,750	100,935	80,397	2,120,523
Total	$313,891	$2,160,482	$15,769	$178,572	$175,526	$188,885	$3,033,125

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

The fair value of the Company’s Eurozone investments are as follows at March 31, 2018 (1):

(U.S. Dollars in thousands)		Financial	Other	Bank	Equities
	Sovereign (3)	Corporates	Corporates	Loans	and Other	Total
Country (2):
Netherlands	$109,786	$70,754	$59,245	$11,404	$8,477	$259,666
Germany	138,805	2,171	951	41,647	8,613	192,187
Belgium	117,985	9,012	191	1,230	—	128,418
France	30,531	10,494	5,811	15,984	25,940	88,760
Luxembourg	—	10,504	5,692	15,517	—	31,713
Austria	21,988	—	—	—	—	21,988
Spain	—	—	1,874	—	10,442	12,316
Ireland	—	5,964	1,149	3,404	—	10,517
Greece	2,011	—	—	—	5,404	7,415
Finland	3,770	—	—	—	—	3,770
Italy	—	1,326	720	1,135	563	3,744
Portugal	—	—	—	—	981	981
Total	$424,876	$110,225	$75,633	$90,321	$60,420	$761,475

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)
The country allocations set forth in the table are based on various assumptions made by the Company in assessing the country in which the underlying credit risk resides, including a review of the jurisdiction of organization, business operations and other factors. Based on such analysis, the Company does not believe that it has any other Eurozone investments at March 31, 2018.

(3)	Sovereign includes securities issued and/or guaranteed by Eurozone governments.

27

Arch Capital Group Ltd. and Subsidiaries
Comments on Regulation G

Throughout this financial supplement, the Company presents its operations in the way it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use the Company’s financial information in evaluating the performance of the Company. This presentation includes the use of after-tax operating income available to Arch common shareholders, which is defined as net income available to Arch common shareholders, excluding net realized gains or losses, net impairment losses recognized in earnings, equity in net income or loss of investment funds accounted for using the equity method, net foreign exchange gains or losses, UGC transaction costs and other and loss on redemption of preferred shares, net of income taxes, and the use of annualized operating return on average common equity. The presentation of after-tax operating income available to Arch common shareholders and annualized operating return on average common equity are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to net income available to Arch common shareholders and annualized return on average common equity (the most directly comparable GAAP financial measures) in accordance with Regulation G is included on the following page.
The Company believes that net realized gains or losses, net impairment losses recognized in earnings, equity in net income or loss of investment funds accounted for using the equity method, net foreign exchange gains or losses, UGC transaction costs and other and loss on redemption of preferred shares in any particular period are not indicative of the performance of, or trends in, the Company’s business performance. Although net realized gains or losses, net impairment losses recognized in earnings, equity in net income or loss of investment funds accounted for using the equity method and net foreign exchange gains or losses are an integral part of the Company’s operations, the decision to realize investment gains or losses, the recognition of the change in the carrying value of investments accounted for using the fair value option in net realized gains or losses, the recognition of net impairment losses, the recognition of equity in net income or loss of investment funds accounted for using the equity method and the recognition of foreign exchange gains or losses are independent of the insurance underwriting process and result, in large part, from general economic and financial market conditions. Furthermore, certain users of the Company’s financial information believe that, for many companies, the timing of the realization of investment gains or losses is largely opportunistic. In addition, net impairment losses recognized in earnings on the Company’s investments represent other-than-temporary declines in expected recovery values on securities without actual realization. The use of the equity method on certain of the Company’s investments in certain funds that invest in fixed maturity securities is driven by the ownership structure of such funds (either limited partnerships or limited liability companies). In applying the equity method, these investments are initially recorded at cost and are subsequently adjusted based on the Company’s proportionate share of the net income or loss of the funds (which include changes in the fair value of the underlying securities in the funds). This method of accounting is different from the way the Company accounts for its other fixed maturity securities and the timing of the recognition of equity in net income or loss of investment funds accounted for using the equity method may differ from gains or losses in the future upon sale or maturity of such investments. UGC transaction costs and other include advisory, financing, legal, severance, incentive compensation and other transaction costs related to the UGC acquisition. The Company believes that UGC transaction costs and other, due to their non-recurring nature, are not indicative of the performance of, or trends in, the Company’s business performance. The loss on redemption of preferred shares related to the redemption of the Company's Series C preferred shares in January 2018 and had no impact on shareholders' equity or cash flows. Due to these reasons, the Company excludes net realized gains or losses, net impairment losses recognized in earnings, equity in net income or loss of investment funds accounted for using the equity method, net foreign exchange gains or losses, UGC transaction costs and other and loss on redemption of preferred shares from the calculation of after-tax operating income or loss available to Arch common shareholders.
The Company believes that showing net income available to Arch common shareholders exclusive of the items referred to above reflects the underlying fundamentals of the Company’s business since the Company evaluates the performance of and manages its business to produce an underwriting profit. In addition to presenting net income available to Arch common shareholders, the Company believes that this presentation enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. The Company also believes that this measure follows industry practice and, therefore, allows the users of the Company’s financial information to compare the Company’s performance with its industry peer group. The Company believes that the equity analysts and certain rating agencies which follow the Company and the insurance industry as a whole generally exclude these items from their analyses for the same reasons.
In addition, the Company’s presentation includes the use of information prepared on a ‘core’ basis, which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). Information provided on a ‘core’ basis are non-GAAP financial measures as defined in Regulation G. Pursuant to generally accepted accounting principles, Watford Re is considered a variable interest entity and the Company concluded that it is the primary beneficiary of Watford Re. As such, the Company consolidates the results of Watford Re in its consolidated financial statements, although it only owns approximately 11% of Watford Re’s common equity. Watford Re has its own management and board of directors that is responsible for its overall profitability. In addition, the Company does not guarantee or provide credit support for Watford Re. Because Watford Re is an independent company, the assets of Watford Re can be used only to settle obligations of Watford Re and Watford Re is solely responsible for its own liabilities and commitments. The Company’s financial exposure to Watford Re is limited to its investment in Watford Re’s common and preferred shares and counterparty credit risk (mitigated by collateral) arising from the reinsurance transactions. The Company believes that presenting information on a ‘core’ basis enables investors and other users of the Company’s financial information to analyze the Company’s performance in a manner similar to how the Company’s management analyzes performance. See ‘Segment Information’ for a further discussion of segment results and a reconciliation of core and consolidated results.
The Company’s segment information includes the presentation of consolidated underwriting income or loss and a subtotal of underwriting income or loss on a ‘core’ basis. Such measures represent the pre-tax profitability of the Company’s underwriting operations and include net premiums earned plus other underwriting income, less losses and loss adjustment expenses, acquisition expenses and other operating expenses. Other operating expenses include those operating expenses that are incremental and/or directly attributable to the Company’s individual underwriting operations. Underwriting income or loss does not incorporate items included in the Company’s corporate (non-underwriting) segment. While these measures are presented in the Segment Information footnote to the Company’s Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. The reconciliations of underwriting income or loss to income before income taxes (the most directly comparable GAAP financial measure) on a consolidated basis and a ‘core’ basis, in accordance with Regulation G, is shown on pages 10 to 11.
The Company’s segment information includes the use of a combined ratio excluding catastrophic activity and prior year development for the insurance segment and reinsurance segment and a combined ratio excluding prior year development for the mortgage segment. These ratios are non-GAAP financial measures as defined in Regulation G. The reconciliation of such measures to the combined ratio (the most directly comparable GAAP financial measure) in accordance with Regulation G are shown on the individual segment pages. The Company’s management utilizes the adjusted combined ratio excluding current accident year catastrophic events and favorable or adverse development in prior year loss reserves in its analysis of the core underwriting performance of each of its underwriting segments.
Total return on investments includes investment income, equity in net income or loss of investment funds accounted for using the equity method, net realized gains and losses and the change in unrealized gains and losses generated by Arch’s investment portfolio. Total return is calculated on a pre-tax basis and before investment expenses, excludes amounts reflected in the ‘other’ segment, and reflects the effect of financial market conditions along with foreign currency fluctuations. Management uses total return on investments as a key measure of the return generated to Arch common shareholders on the capital held in its business, and compares the return generated by the Company’s investment portfolio against benchmark returns which it measures portfolio returns against during the periods presented.

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Arch Capital Group Ltd. and Subsidiaries
Operating Income Reconciliation and Annualized Operating Return on Average Common Equity

The following table summarizes the Company’s consolidated financial data, including a reconciliation of net income (loss) available to Arch common shareholders to after-tax operating income (loss) available to Arch common shareholders and related diluted per share results. Each line item reflects the impact of the Company’s approximate 11% ownership of Watford Re’s common equity:

(U.S. Dollars in thousands, except share data)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Net income (loss) available to Arch common shareholders	$137,276	$203,535	$(52,760)	$173,818	$241,909
Net realized (gains) losses	111,764	(36,906)	(64,344)	(18,452)	(29,134)
Net impairment losses recognized in earnings	162	1,723	1,878	1,730	1,807
Equity in net (income) loss of investment funds accounted for using the equity method	(28,069)	(30,402)	(31,090)	(32,706)	(48,088)
Net foreign exchange (gains) losses	15,556	27,994	27,811	38,012	19,796
UGC transaction costs and other	830	901	2,990	2,675	15,584
Loss on redemption of preferred shares	2,710	—	6,735	—	—
Income tax expense (benefit) (1)	(5,086)	20,559	1,647	3,842	(3,909)
After-tax operating income (loss) available to Arch common shareholders	$235,143	$187,404	$(107,133)	$168,919	$197,965

Diluted per common share results (2):
Net income (loss) available to Arch common shareholders	$0.99	$1.46	$(0.39)	$1.25	$1.74
Net realized (gains) losses	0.80	(0.27)	(0.48)	(0.13)	(0.21)
Net impairment losses recognized in earnings	0.00	0.01	0.02	0.01	0.01
Equity in net (income) loss of investment funds accounted for using the equity method	(0.20)	(0.22)	(0.23)	(0.24)	(0.34)
Net foreign exchange (gains) losses	0.11	0.20	0.21	0.27	0.14
UGC transaction costs and other	0.01	0.01	0.02	0.02	0.11
Loss on redemption of preferred shares	0.02	0.00	0.05	0.00	0.00
Income tax expense (benefit) (1)	(0.04)	0.15	0.01	0.03	(0.03)
After-tax operating income (loss) available to Arch common shareholders	$1.69	$1.34	$(0.79)	$1.21	$1.42

Weighted average common shares and common share equivalents outstanding - diluted (2)	139,297,934	139,578,630	134,885,451	139,244,646	139,047,672

Beginning common shareholders’ equity	$8,324,047	$8,138,589	$8,126,332	$7,833,289	$7,481,163
Ending common shareholders’ equity	8,370,372	8,324,047	8,138,589	8,126,332	7,833,289
Average common shareholders’ equity	$8,347,210	$8,231,318	$8,132,461	$7,979,811	$7,657,226

Annualized return on average common equity	6.6%	9.9%	(2.6)%	8.7%	12.6%
Annualized operating return on average common equity	11.3%	9.1%	(5.3)%	8.5%	10.3%

(1)
Income tax expense on net realized gains or losses, net impairment losses recognized in earnings, equity in net income (loss) of investment funds accounted for using the equity method, net foreign exchange gains or losses, UGC transaction costs and other and loss on redemption of preferred shares reflects the relative mix reported by jurisdiction and the varying tax rates in each jurisdiction.

(2)
Due to the net loss recorded in the 2017 third quarter, weighted average common shares and common share equivalents outstanding for such period do not include the effect of dilutive securities since the inclusion of such securities is anti-dilutive to per share results.

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Arch Capital Group Ltd. and Subsidiaries
Operating Income and Effective Tax Rate Calculations

The following table provides a reconciliation of income (loss) before income taxes to after-tax operating income (loss) available to Arch common shareholders and an analysis of the effective tax rate on pre-tax operating income (loss) available to Arch common shareholders:

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Arch Operating Income Components (1):
Income (loss) before income taxes	$170,928	$273,611	$(23,487)	$218,177	$279,503
Net realized (gains) losses	111,859	(38,136)	(64,104)	(18,046)	(28,512)
Net impairment losses recognized in earnings	162	1,723	1,878	1,730	1,807
Equity in net (income) loss of investment funds accounted for using the equity method	(28,069)	(30,402)	(31,090)	(32,706)	(48,088)
Net foreign exchange (gains) losses	15,039	27,894	27,785	37,821	19,845
UGC transaction costs and other	830	901	2,990	2,675	15,584
Pre-tax operating income (loss)	270,749	235,591	(86,028)	209,651	240,139
Arch share of ‘other’ segment operating income (loss) (2)	1,831	(829)	(2,210)	942	1,350
Pre-tax operating income (loss) available to Arch (b)	272,580	234,762	(88,238)	210,593	241,489
Income tax expense (a)	(27,000)	(36,253)	(6,526)	(30,325)	(32,306)
After-tax operating income (loss) available to Arch	245,580	198,509	(94,764)	180,268	209,183
Preferred dividends	(10,437)	(11,105)	(12,369)	(11,349)	(11,218)
After-tax operating income (loss) available to Arch common shareholders	$235,143	$187,404	$(107,133)	$168,919	$197,965

Effective tax rate on pre-tax operating income (loss) available to Arch (a)/(b)	9.9%	15.4%	(7.4)%	14.4%	13.4%

(1)
Line items are presented on a ‘core’ basis, excluding amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)	Balances in the ‘other’ segment and a calculation of Arch’s share of the ‘other’ segment operating income (loss) is as follows:

(U.S. Dollars in thousands)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Balances in ‘other’ segment:
Underwriting income (loss)	$(560)	$(23,901)	$(34,555)	$(2,643)	$(2,295)
Net investment income	26,481	25,802	22,332	18,604	22,062
Interest expense	(4,729)	(4,836)	(3,246)	(2,837)	(2,920)
Preferred dividends	(4,585)	(4,588)	(4,586)	(4,586)	(4,584)
Pre-tax operating income (loss) available to common shareholders	16,607	(7,523)	(20,055)	8,538	12,263
Arch ownership	11%	11%	11%	11%	11%
Arch share of ‘Other’ segment operating income (loss) (3)	$1,831	$(829)	$(2,210)	$942	$1,350

(3) Excludes amounts attributable to net realized gains or losses and net foreign exchange gains or losses in the ‘other’ segment (see ‘Segment Information’).

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Arch Capital Group Ltd. and Subsidiaries
Capital Structure and Share Repurchase Activity

The following table provides an analysis of the Company’s capital structure (1):

(U.S. Dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Debt:
Arch Capital Senior notes, due May 1, 2034 ($300,000 principal, 7.35%)	$297,076	$297,053	$297,030	$297,007	$296,979
Arch-U.S. Senior notes, due Nov. 1, 2043 ($500,000 principal, 5.144%) (2)	494,646	494,621	494,596	494,572	494,548
Arch Finance Senior notes, due December 15, 2026 ($500,000 principal, 4.011%) (3)	496,135	496,043	495,955	495,868	495,778
Arch Finance Senior notes, due December 15, 2046 ($450,000 principal, 5.031%) (3)	445,186	445,167	445,145	445,123	445,105
Revolving credit agreement borrowings, due October 26, 2021 (variable)	375,000	375,000	400,000	500,000	500,000
Total debt	$2,108,043	$2,107,884	$2,132,726	$2,232,570	$2,232,410

Shareholders’ equity available to Arch:
Series C non-cumulative preferred shares (6.75%)	$—	$92,555	$92,555	$322,555	$322,555
Series E non-cumulative preferred shares (5.25%)	450,000	450,000	450,000	450,000	450,000
Series F non-cumulative preferred shares (5.45%)	330,000	330,000	230,000	—	—
Common shareholders’ equity (a)	8,370,372	8,324,047	8,138,589	8,126,332	7,833,289
Total shareholders’ equity available to Arch	$9,150,372	$9,196,602	$8,911,144	$8,898,887	$8,605,844

Total capital available to Arch	$11,258,415	$11,304,486	$11,043,870	$11,131,457	$10,838,254

Common shares outstanding, net of treasury shares (b)	136,682,422	136,652,139	136,540,573	136,354,159	135,790,306

Book value per common share (4) (a)/(b)	$61.24	$60.91	$59.61	$59.60	$57.69

Leverage ratios:
Senior notes/total capital available to Arch	15.4%	15.3%	15.7%	15.6%	16.0%
Revolving credit agreement borrowings/total capital available to Arch	3.3%	3.3%	3.6%	4.5%	4.6%
Debt/total capital available to Arch	18.7%	18.6%	19.3%	20.1%	20.6%
Preferred/total capital available to Arch	6.9%	7.7%	7.0%	6.9%	7.1%
Debt and preferred/total capital available to Arch	25.7%	26.4%	26.3%	27.0%	27.7%

(1)
Presented on a ‘core’ basis which excludes amounts related to the ‘other’ segment (i.e., results of Watford Re). See ‘Comments on Regulation G’ for a further discussion of the presentation of ‘core’ results.

(2)	Issued by Arch Capital Group (U.S.) Inc. (“Arch-U.S.), a wholly owned subsidiary of Arch Capital, and fully and unconditionally guaranteed by Arch Capital.

(3)	Issued by Arch Capital Finance LLC (“Arch Finance”), a wholly owned subsidiary of Arch U.S. MI Holdings Inc., and fully and unconditionally guaranteed by Arch Capital.

(4)	Excludes the effects of stock options and restricted stock units outstanding.

The following table provides the impact of share repurchases under the Company’s share repurchase program:

(U.S. Dollars in thousands except share data)	Three Months Ended					Cumulative
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2018	2017	2017	2017	2017	2018
Effect of share repurchases:
Aggregate cost of shares repurchased	$3,299	$—	$—	$—	$—	$3,685,960
Shares repurchased	39,405	—	—	—	—	125,263,249
Average price per share repurchased	$83.72	$—	$—	$—	$—	$29.43

Remaining share repurchase authorization (1)						$443,202

(1)	Repurchases under the share repurchase authorization may be effected from time to time in open market or privately negotiated transactions through December 2019.

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